EXHIBIT 10.19

 SECURED CONVERTIBLE PROMISSORY NOTE

Effective Date: April 2, 2014                                                                                                                                                U.S. $316,500.00

FOR VALUE RECEIVED, Coates International, Ltd., a Delaware corporation (“Borrower”), promises to pay to Typenex Co-Investment, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $316,500.00 and any interest, fees, charges and late fees on the date that is eighteen (18) months after the Effective Date (as defined hereafter) (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance (as defined below) (without regard to Conversion Eligible Tranches (as defined below)) at the rate of nine and three quarters percent (9.75%) per annum from the Effective Date until the same is paid in full. This Secured Convertible Promissory Note (this “Note”) is issued and made effective as of April 2, 2014 (the “Effective Date”). For purposes hereof, the “Outstanding Balance” of this Note means, as of any date of determination, the Purchase Price (as defined below), as reduced or increased, as the case may be, pursuant to the terms hereof for redemption, conversion or otherwise, plus any original issue discount (“OID”), the Carried Transaction Expense Amount (as defined below), accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions (as defined below), and any other fees or charges (including without limitation late charges) incurred under this Note. This Note is issued pursuant to that certain Securities Purchase Agreement dated April 2, 2014 as the same may be amended from time to time (the “Agreement”), by and between Borrower and Lender. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Agreement. Certain other capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $15,000.00. In addition, Borrower agrees to pay $1,500.00 to Lender to cover the Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Carried Transaction Expense Amount”), all of which amount is included in the initial principal balance of this Note. The purchase price for this Note (the “Purchase Price”), therefore, shall be $300,000.00, computed as follows: $316,500.00 original principal balance, less the OID, less the Carried Transaction Expense Amount. The Purchase Price shall be payable via Lender’s delivery to Borrower at the Closing of the Secured Buyer Notes, the Buyer Notes, and cash in the amount of the Initial Cash Purchase Price.

Notwithstanding any other provision contained in this Note, the conversion by Lender of any portion of the Outstanding Balance shall only be exercisable in five (5) tranches (each, a “Tranche”), consisting of (i) an initial Tranche in an amount equal to $106,500.00 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Agreement) (“Tranche #1”), and (ii) four (4) additional Tranches, each in the amount of $52,500.00, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (each, a “Subsequent Tranche”). Tranche #1 shall correspond to the Initial Cash Purchase Price, $5,000.00 of the OID and the Carried Transaction Expense Amount, and may be converted any time subsequent to the Effective Date. The first Subsequent Tranche shall correspond to Secured Buyer Note #1 and $2,500.00 of the OID, the second Subsequent Tranche shall correspond to Secured Buyer Note #2 and $2,500.00 of the OID, the third Subsequent Tranche shall correspond to Buyer Note #3 and $2,500.00 of the OID, and the fourth Subsequent Tranche shall correspond to Buyer Note #4 and $2,500.00 of the OID. Lender’s right to convert any portion of any of the Subsequent Tranches is conditioned upon Lender’s payment in full of the Secured Buyer Note or Buyer Note, as applicable, corresponding to such Subsequent Tranche (upon the satisfaction of such condition, such Subsequent Tranche becomes a “Conversion Eligible Tranche”). For the avoidance of doubt, subject to the other terms and conditions hereof, Tranche #1 shall be deemed a Conversion Eligible Tranche as of the Effective Date for all purposes hereunder and may be converted in whole or in part at any time subsequent to the Effective Date, and each Subsequent Tranche that becomes a Conversion Eligible Tranche may be converted in whole or in part at any time subsequent to the first date on which such Subsequent Tranche becomes a Conversion Eligible Tranche. For all purposes hereunder, Conversion Eligible Tranches shall be converted (or redeemed, as applicable) in order of the lowest-numbered Conversion Eligible Tranche. At all times hereunder, the aggregate amount of any costs, fees or charges incurred by or assessable against Borrower hereunder, including, without limitation, any fees, charges or premiums incurred in connection with an Event of Default (as defined below), shall be added to the lowest-numbered then-current Conversion Eligible Tranche.

9.      Payment; Prepayment. Provided there is an Outstanding Balance, on each Installment Date (as defined below), Borrower shall pay to Lender an amount equal to the Installment Amount (as defined below) due on such Installment Date in accordance with Section 8. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal. Notwithstanding the foregoing or anything to the contrary herein, so long as Borrower has not received a Lender Conversion Notice (as defined below) or an Installment Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default has occurred since the Effective Date (whether declared by Lender or undeclared), then Borrower shall have the right, exercisable on not less than five (5) nor more than ten (10) Trading Days (as defined below) prior written notice to Lender to prepay the Outstanding Balance of this Note, in full, in accordance with this Section 1. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address or email (provided that for any such Optional Prepayment Notice to be deemed effective if delivered via email, each of the following persons must be copied on such email: John M. Fife (jfife@chicagoventure.com), Coby Neuenschwander (cneuenschwander@chicagoventure.com), Chris Stalcup (cstalcup@chicagoventure.com), Tina Saxton (tsaxton@chicagoventure.com), and Jonathan K. Hansen (jhansen@hbaalaw.com)) and shall state: (y) that Borrower is exercising its right to prepay this Note, and (z) the date of prepayment, which shall be not less than five (5) nor more than ten (10) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as specified by Lender in writing to Borrower not more than one (1) Trading Day prior to the Optional Prepayment Date. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash (the “Optional Prepayment Amount”) equal to 125%, multiplied by the then Outstanding Balance of this Note. If Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note pursuant to this Section. Upon issuance of an Optional Prepayment Notice, Lender shall not circumvent the intention of Borrower to make a prepayment pursuant to this Section 1 by attempting to convert the portion of the Outstanding Balance for which Borrower has given notice of its intent to prepay during the period beginning at such time that it receives the Optional Prepayment Notice and ending on the Optional Prepayment Date set forth in the applicable Optional Prepayment Notice.

10.   Security. This Note is secured by that certain Security Agreement of even date herewith, as the same may be amended from time to time (the “Security Agreement”), executed by Borrower in favor of Lender encumbering the Secured Buyer Notes and the Buyer Notes, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.

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11.      Lender Optional Conversion.

           11.1.       Lender Conversion Price. Subject to adjustment as set forth in this Note, the conversion price for each Lender Conversion (as defined below) shall be $0.055 (the “Lender Conversion Price”).

           11.2.       Lender Conversions. Lender has the right at any time beginning 180 days after the Effective Date, including without limitation until any Optional Prepayment Date (except if Lender has received an Optional Prepayment Notice, then, with respect to the portion of the Outstanding Balance subject to the Optional Prepayment Notice, only with the prior written consent of Borrower during the period beginning at such time that it receives the Optional Prepayment Notice and ending on the Optional Prepayment Date), at its election, to convert (each instance of conversion is referred to herein as a “Lender Conversion”) all or any part of the Outstanding Balance into shares (“Lender Conversion Shares”) of fully paid and non-assessable common stock, $0.0001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Lender Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Lender Conversion Price. Conversion notices in the form attached hereto as Exhibit A (each, a “Lender Conversion Notice”) may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Lender Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Lender Conversion Shares from any Lender Conversion to Lender in accordance with Section 9 below within three (3) business days of Lender’s delivery of the Lender Conversion Notice to Borrower.

           11.3         Application to Installments. Notwithstanding anything to the contrary herein, including without limitation Section 8 hereof, Lender may, in its sole discretion, apply all or any portion of any Lender Conversion toward any Installment Conversion (as defined below), even if such Installment Conversion is pending, as determined in Lender’s sole discretion, by delivering written notice of such election (which notice may be included as part of the applicable Lender Conversion Notice) to Borrower at any date on or prior to the applicable Installment Date. In such event, Borrower may not elect to allocate such portion of the Installment Amount being paid pursuant to this Section 3.3 in the manner prescribed in Section 8.3; rather, Borrower must reduce the applicable Installment Amount by the Conversion Amount described in this Section 3.3.

12.      Defaults and Remedies.

           12.1.        Defaults. The following are events of default under this Note (each, an “Event of Default”): (i) Borrower shall fail to pay any principal when due and payable (or payable by Conversion) hereunder; or (ii) Borrower shall fail to deliver any Conversion Shares or True-Up Shares (as defined below) in accordance with the terms hereof; or (iii) Borrower shall fail to pay any interest or any other amount when due and payable (or payable by Conversion) hereunder; or (iv) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (v) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (vi) Borrower shall make a general assignment for the benefit of creditors; or (vii) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (viii) an involuntary proceeding shall be commenced or filed against Borrower; or (ix) Borrower is not DWAC Eligible; or (x) Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC; or (xi) Borrower shall fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document, including without limitation all covenants to timely file all required quarterly and annual reports and any other filings that are necessary to enable Lender to sell Conversion Shares and True-Up Shares pursuant to Rule 144; or (xii) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or (xiii) the occurrence of a Fundamental Transaction without Lender’s prior written consent. Notwithstanding the foregoing, Borrower shall be provided with (a) a fourteen (14) day cure period in which it may cure the first two (2) occurrences of any Events of Default pursuant to Sections 4.1(ii) and 4.1(ix) hereof prior to Lender seeking any of the available remedies contained in Section 4.2, and (b) a cure period of two (2) days following Lender’s delivery to Borrower of written notice of such an Event of Default during which it may cure the first two (2) occurrences of any Events of Default pursuant to Section 4.1(i) hereof prior to Lender seeking any of the available remedies contained in Section 4.2. Beginning with the third Event of Default pursuant to any of Sections 4.1(i), 4.1(ii) and 4.1(ix) hereof, Borrower shall no longer have the cure rights set forth in the foregoing sentence.

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           12.2.      Remedies. Upon the occurrence of any Event of Default and, if applicable, subsequent to the cure period provided for in Section 4.1, Lender may at any time thereafter accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount (as defined hereafter). Notwithstanding the foregoing, upon the occurrence of any Event of Default and, if applicable, subsequent to the cure period provided for in Section 4.1, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (iv), (v), (vi), (vii) or (viii) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. The “Mandatory Default Amount” means the greater of (i) the Outstanding Balance (without regard to whether any Tranches are Conversion Eligible Tranches) divided by the Installment Conversion Price (as defined below) on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Installment Conversion Price, multiplied by the volume weighted average price (the “VWAP”) on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) 125% multiplied by the Outstanding Balance (the “Default Effect”), provided that the Default Effect may only be applied with respect to one (1) Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, (a) interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law, (b) the Lender Conversion Price for all Lender Conversions occurring after the date of the applicable Event of Default shall equal the lower of the Lender Conversion Price applicable to any Lender Conversion and the Market Price (as defined below) as of any applicable date of Conversion, and (c) the true-up provisions of Section 11 below shall apply to all Lender Conversions that occur after the date the applicable Event of Default occurred. Additionally, following the occurrence of any Event of Default, Borrower may, at its option, pay any Lender Conversion in cash instead of Lender Conversion Shares by paying to Lender on or before the applicable Delivery Date (as defined below) a cash amount equal to the number of Lender Conversion Shares set forth in the applicable Lender Conversion Notice multiplied by the highest intra-day trading price of the Common Stock that occurs during the period beginning on the date the applicable Event of Default occurred and ending on the date of the applicable Lender Conversion Notice. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period, if applicable, enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Notes as required pursuant to the terms hereof.

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           12.3.       Certain Additional Rights. Notwithstanding anything to the contrary herein, in the event Borrower fails to make any payment or otherwise to deliver any Conversion Shares as and when required under this Note, then (i) the Lender Conversion Price for all Lender Conversions occurring after the date of such failure to pay shall equal the lower of the Lender Conversion Price applicable to any Lender Conversion and the Market Price as of any applicable date of Conversion, and (ii) the true-up provisions of Section 11 below shall apply to all Lender Conversions that occur after the date of such failure to pay, provided that all references to the “Installment Notice” in Section 11 shall be replaced with references to a “Lender Conversion Notice” for purposes of this Section 4.3, all references to “Installment Conversion Shares” in Section 11 shall be replaced with references to “Lender Conversion Shares” for purposes of this Section 4.3, and all references to the “Installment Conversion Price” in Section 11 shall be replaced with references to the “Lender Conversion Price” for purposes of this Section 4.3.

13.      Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset (except as set forth in Section 19 below), deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or conversions called for herein in accordance with the terms of this Note.

14.      Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

15.      Rights Upon Issuance of Securities.

           15.1.       INTENTIONALLY OMITTED.

           15.2.       Adjustment of Lender Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Lender Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Lender Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7.2 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7.2 occurs during the period that a Lender Conversion Price is calculated hereunder, then the calculation of such Lender Conversion Price shall be adjusted appropriately to reflect such event.

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           15.3.       INTENTIONALLY OMITTED.

16.      Borrower Installments.

           16.1.       Installment Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Installment Conversion (the “Installment Conversion Price”) shall be the lesser of (i) the Lender Conversion Price, and (ii) 70% (the “Conversion Factor”) of the average of the three (3) lowest VWAPs in the fifteen (15) Trading Days immediately preceding the applicable Conversion (the “Market Price”). If at any time after the Effective Date, Borrower is not DWAC Eligible (as defined below), then the Conversion Factor will automatically be reduced by 5% for all future Conversions. If at any time after the Effective Date, Borrower is not DTC Eligible (as defined below), then the Conversion Factor will automatically be reduced by an additional 5% for all future Conversions. For example, the first time Borrower is not DWAC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 70% to 65% for purposes of this example. If following such event, Borrower is no longer DTC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 65% to 60% for purposes of this example.

           16.2.       Installment Conversions. Beginning on the date that is six (6) months after the Effective Date and on the same day of each month thereafter until the Maturity Date (each, an “Installment Date”), Borrower shall pay to Lender the applicable Installment Amount due on such date, subject to the provisions of this Section 8. Payments of each Installment Amount may be made (a) in cash, or (b) by converting such Installment Amount into shares of Common Stock (“Installment Conversion Shares,” and together with the Lender Conversion Shares, the “Conversion Shares”) in accordance with this Section 8 (each an “Installment Conversion,” and together with Lender Conversions, a “Conversion”) per the following formula: the number of Installment Conversion Shares equals the portion of the applicable Installment Amount being converted divided by the Installment Conversion Price, or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the applicable Installment Date and the Installment Conversion Shares are delivered to Lender on or before the applicable Delivery Date. Notwithstanding the foregoing, Borrower will not be entitled to elect an Installment Conversion with respect to any portion of any applicable Installment Amount and shall be required to pay the entire amount of such Installment Amount in cash if on the applicable Installment Notice Due Date (defined below) there is an Equity Conditions Failure (as defined below), and such failure is not waived in writing by Lender. Moreover, in the event Borrower desires to pay all or any portion of any Installment Amount in cash, it must notify Lender in writing of such election and the portion of the applicable Installment Amount it elects to pay in cash not more than twenty-five (25) nor less than five (5) Trading Days prior to the applicable Installment Date. If Borrower fails to so notify Lender, it shall not be permitted to elect to pay any portion of such Installment Amount in cash unless otherwise agreed to by Lender in writing or proposed by Lender in an Installment Notice delivered by Lender to Borrower.

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           16.3.      Installment Conversion Procedures. On or prior to each Installment Date (each, an “Installment Notice Due Date”), Lender may, but shall not be obligated to, propose an allocation of the applicable Installment Amount between payment of the applicable Installment Amount in cash and via an Installment Conversion by delivery of a notice to Borrower by email or fax substantially in the form attached hereto as Exhibit B (each, an “Installment Notice”). Following its receipt of such an Installment Notice, Borrower may either ratify Lender’s proposed allocation or elect to change the allocation by written notice to Lender by email or fax on or before 12:00 p.m. New York time on the applicable Installment Date, so long as the sum of the cash payments and the amount of Installment Conversions equal the applicable Installment Amount, provided that Borrower may not change the allocation to increase the portion of the Installment Amount payable in cash unless it has previously given Lender not more than twenty-five (25) nor less than less than five (5) Trading Days advance written notice of such election as set forth in Section 8.2 above. If Borrower fails to notify Lender of its election to change the allocation prior to the deadline set forth in the previous sentence, it shall be deemed to have ratified and accepted the allocation set forth in the applicable Installment Notice. If Lender does not deliver an Installment Notice to Borrower as set forth above in this Section 8.3, then Borrower may, subject to the last two sentences of Section 8.2 above, propose an allocation in an Installment Notice delivered to Lender by email or fax on or before 5:00 p.m. New York time on the applicable Installment Date, provided that if Borrower fails to notify Lender of its allocation election prior to such deadline, it shall be deemed to have elected to allocate the entire Installment Amount to be converted via an Installment Conversion. Borrower acknowledges and agrees that regardless of which party prepares the applicable Installment Notice, the amounts and calculations set forth thereon are subject to correction or adjustment because of error, mistake, or any adjustment resulting from an Event of Default or other adjustment permitted under the Transaction Documents (an “Adjustment”). Furthermore, no error or mistake in the preparation of such Installment Settlement Sheet, or failure to apply any Adjustment that could have been applied prior to the preparation of an Installment Settlement Sheet may be deemed a waiver of Lender’s right to enforce the terms of any Note, even if such error, mistake, or failure to include an Adjustment arises from Lender’s own calculation, provided, however, that any such failure by Lender shall not be deemed an Event of Default. Borrower shall deliver the Installment Conversion Shares from any Installment Conversion to Lender in accordance with Section 9 below on or before each applicable Installment Date.

17.      Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the Installment Date or the third (3rd) Trading Day following the date of delivery of a Lender Conversion Notice, as applicable (the “Delivery Date”), Borrower shall, provided it is DWAC eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Lender Conversion Notice or Installment Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Lender Conversion Notice or Installment Notice, as applicable), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

18.      Conversion Delays. If Borrower fails to deliver Conversion Shares or True-Up Shares in accordance with the timeframes stated in Sections 3, 8 or 11, as applicable, Lender, at any time prior to selling all of those Conversion Shares or True-Up Shares, as applicable, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares or True-Up Shares, with a corresponding increase to the Outstanding Balance (any returned Conversion Amount will tack back to the Effective Date). In addition, for each Conversion, in the event that Conversion Shares or True-Up Shares are not delivered by the fourth Trading Day (inclusive of the day of the Conversion or the True-Up Date (as defined below), as applicable), a late fee equal to the higher of $2,000 per day and 2% of the applicable Conversion Amount or Installment Amount, as applicable (but in any event the cumulative amount of such late fees shall not exceed the applicable Conversion Amount or Installment Amount) will be assessed for each day after the third Trading Day (inclusive of the day of the Conversion and the True-Up Date) until Conversion Share or True-Up Share delivery is made; and such late fees will be added to the Outstanding Balance (under Lender’s and Borrower’s expectations that, for purposes of Rule 144 only, any late fees charged will tack back to the Effective Date).

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19.     True-Up. On the date that is twenty-three (23) Trading Days (a “True-Up Date”) from each date Borrower delivers Free Trading (as defined below) Installment Conversion Shares to Lender, there shall be a true-up where Lender shall have the right to require Borrower to deliver to Lender additional Installment Conversion Shares (“True-Up Shares”) if the Installment Conversion Price as of the True-Up Date is less than the Installment Conversion Price used in the applicable Installment Notice. In such event, Borrower shall deliver to Lender within three (3) Trading Days of the date Lender delivers notice of its right to receive True-Up Shares to Borrower (pursuant to a form of notice substantially in the form attached hereto as Exhibit C) the number of True-Up Shares equal to the difference between the number of Installment Conversion Shares that would have been delivered to Lender on the True-Up Date based on the Installment Conversion Price as of the True-Up Date and the number of Installment Conversion Shares originally delivered to Lender pursuant to the applicable Installment Notice. For the avoidance of doubt, if the Installment Conversion Price as of the True-Up Date is higher than the Installment Conversion Price set forth in the applicable Installment Notice, then Borrower shall have no obligation to deliver True-Up Shares to Lender, nor shall Lender have any obligation to return any excess Installment Conversion Shares to Borrower under any circumstance.

20.     Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Borrower must not issue to Lender shares of the Common Stock which would exceed the Maximum Percentage. For purposes of this Section, beneficial ownership of Common Stock will be determined under the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization of the Common Stock is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% until increased, decreased or waived by Lender as set forth in Section A11 of Attachment 1 hereto.

21.     Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing legal proceedings, or is collected or enforced through any legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

22.      Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to any Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel. Lender shall pay for any opinion of counsel with respect to the availability of an exemption from registration under Rule 144 or other exemption available to it in connection with any conversions of this Note, regardless of whether such conversions are Lender Conversions or related to Installment Conversions.

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23.     Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. Subject to Section 16 below, Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Utah for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

24.      Resolution of Disputes.

           24.1.       Calculation Disputes. In the case of a dispute as to any arithmetic calculation hereunder, including without limitation calculating the Lender Conversion Price, Lender Shares to be delivered, Installment Conversion Price, Installment Shares to be delivered, the Market Price, or the VWAP (collectively, “Calculations”), Borrower or Lender (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile or email with confirmation of receipt (a) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Borrower or Lender (as the case may be) or (b) if no notice gave rise to such dispute, at any time after Lender learned of the circumstances giving rise to such dispute. If Lender and Borrower are unable to agree upon such determination or calculation within three (3) Trading Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to Borrower or Lender (as the case may be), then Borrower shall, within two (2) Trading Days, submit via facsimile the disputed Calculation to an independent, reputable investment bank or accounting firm selected by Lender. Borrower shall cause the investment bank or accounting firm to perform the determinations or calculations (as the case may be) and notify Borrower and Lender of the results no later than ten (10) Trading Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accounting firm’s determination or calculation with respect to the disputes set forth in this Section 16.1 (as the case may be) shall be binding upon all parties absent demonstrable error. The investment banker’s or accounting firm’s fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by the investment banker or accounting firm. In the event Borrower is the losing party, no extension of the Delivery Date shall be granted and Borrower shall incur all effects for failing to deliver the applicable Conversion Shares in a timely manner as set forth in this Note.

           24.2.       Arbitration of Disputes. The parties shall submit all claims, disputes and controversies (“Claims”) arising hereunder, other than Claims related to Calculations (which shall be resolved pursuant to Section 16.1 above) and Payment Defaults (as defined below), to binding arbitration to be held in Salt Lake County, Utah according to the then prevailing rules and procedures of the American Arbitration Association, where the findings and decision of the arbitrator shall be binding upon all parties to such Claims. All fees and costs (including reasonable attorneys’ fees) incurred pursuant to the resolution of any Claims to which this Section 16 applies shall be paid by the losing party. For the avoidance of doubt, Lender shall not be bound by this subsection 16.2 in the event of a Payment Defaults.

25.      Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

26.     Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may not be offered, sold, assigned or transferred by Lender without the consent of Borrower, which consent shall not be unreasonably withheld.

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27.     Offset Rights. Notwithstanding anything to the contrary herein, or in any of the other Transaction Documents, (a) the parties hereto acknowledge and agree that Lender maintains a right of offset pursuant to the terms of the Secured Buyer Notes and the Buyer Notes that, under certain circumstances, permits Lender to deduct amounts owed by Borrower under this Note from amounts otherwise owed by Lender under the Secured Buyer Notes and the Buyer Notes (the “Lender Offset Right”), and (b) in the event of the occurrence of any Event of Default (as defined in the Secured Buyer Notes, the Buyer Notes, or any other note issued by the initial Lender in connection with the Agreement), or at any other time, Borrower shall be entitled to deduct and offset any amount owing by the initial Lender under the Secured Buyer Notes and the Buyer Notes, as applicable, from any amount owed by Borrower under this Note (the “Borrower Offset Right”). In the event that Borrower’s exercise of Borrower Offset Right results in the full satisfaction of Borrower’s obligations under this Note, Lender shall return the original Note to Borrower marked “cancelled” or, in the event this Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to Borrower. For the avoidance of doubt, Borrower shall not incur any prepayment premium set forth in Section 1 hereof with respect to any portions of this Note that are satisfied by way of Borrower Offset Right.

28.     Time of the Essence. Time is expressly made of the essence of each and every provision of this Note and the documents and instruments entered into in connection herewith.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date set out above.

BORROWER:

Coates International, Ltd.

By:	/s/ Barry C. Kaye
Name:	Barry C. Kaye
Title:	Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Typenex Co-Investment, LLC

By:	Red Cliffs Investments, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Secured Convertible Promissory Note]

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ATTACHMENT 1

DEFINITIONS

        For purposes of this Note, the following terms shall have the following meanings:

            A1.        “Deemed Issuance” means an issuance of Common Stock that shall be deemed to have occurred on the latest possible permitted date pursuant to the terms hereof or any applicable warrant in the event Borrower fails deliver Conversion Shares as and when required pursuant to Sections 3 or 8 of the Note.

            A2.        “DTC” means the Depository Trust Company.

            A3.        “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.

            A4.         “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.

            A5.         “DWAC” means Deposit Withdrawal at Custodian as defined by the DTC.

            A6.         “DWAC Eligible” means that (i) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (ii) Borrower has been approved (without revocation) by the DTC’s underwriting department, (iii) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program, (iv) the Conversion Shares (as defined below) are otherwise eligible for delivery via DWAC; (v) Borrower has previously delivered all Conversion Shares to Lender via DWAC; and (vi) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

            A7.        “Equity Conditions Failure” means that any of the following conditions has not been satisfied during any applicable Equity Conditions Measuring Period (as defined below): (i) with respect to the applicable date of determination all of the Conversion Shares are freely tradable under Rule 144 or without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of this Note); (ii) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock is listed or designated for quotation (as applicable) on any of The New York Stock Exchange, NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTCQX or the OTCQB (each, an “Eligible Market”) and shall not have been suspended from trading on any such Eligible Market (other than suspensions of not more than two (2) Trading Days and occurring prior to the applicable date of determination due to business announcements by Borrower); (iii) on each day during the Equity Conditions Measuring Period, Borrower shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 9 hereof and all other shares of capital stock required to be delivered by Borrower on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 12 hereof (Lender acknowledges that Borrower shall be entitled to assume that this condition has been met for all purposes hereunder absent written notice from Lender); (v) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction (as defined below) shall have occurred which has not been abandoned, terminated or consummated; (vii) Borrower shall have no knowledge of any fact that would reasonably be expected to cause any of the Conversion Shares to not be freely tradable without the need for registration under any applicable state securities laws (in each case, disregarding any limitation on conversion of this Note); (viii) on each day during the Equity Conditions Measuring Period, Borrower otherwise shall have been in material compliance with each, and shall not have breached any, term, provision, covenant, representation or warranty of any Transaction Document; (ix) without limiting clause (viii) above, on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (x) the Common Stock shall be DTC Eligible as of each applicable Installment Notice Due Date and Installment Date; and (xi) the ten (10) day average VWAP of the Common Stock is greater than $$0.01.

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            A8.        “Free Trading” means that (a) the shares or certificate(s) representing the applicable shares of Common Stock have been cleared and approved for public resale by the compliance departments of Lender’s brokerage firm and the clearing firm servicing such brokerage, and (b) such shares are held in the name of the clearing firm servicing Lender’s brokerage firm and have been deposited into such clearing firm’s account for the benefit of Lender.

            A9.         “Fundamental Transaction” means that (y) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the Person or Persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or (z) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

            A10.    “Installment Amount” means the greater of (a) $26,375 ($316,500.00 ÷ 12), plus the sum of any accrued and unpaid interest as of the applicable Installment Date and accrued, and unpaid late charges and other fees, if any, under this Note as of the applicable Installment Date, and any other amounts accruing or owing to Lender under this Note as of such Installment Date, and (b) the then Outstanding Balance divided by the number of Installment Dates remaining prior to the Maturity Date.

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            A11.      “Market Capitalization of the Common Stock” shall mean the product equal to (a) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Borrower’s most recently filed Form 10-Q or Form 10-K. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

            A12.       Payment Default” means (i) an Event of Default that occurs pursuant to Sections 4.1(i), 4.1(ii) or 4.1(iii) hereof, or (ii) any failure, for any reason, by the Borrower to timely pay any amount due hereunder, whether pursuant to an Installment Conversion, a Lender Conversion, on or before the Maturity Date, or otherwise. For avoidance of doubt, any such failure shall be a Payment Default for purposes of this Note including, without limitation, Section 16.2 hereof, irrespective of any defenses, excuses or Claims asserted by Borrower.

            A13.        Trading Day” shall mean any day on which the Common Stock is traded or tradable for any period on the Common Stock’s principal market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

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EXHIBIT A

Typenex Co-Investment, LLC

303 East Wacker Drive, Suite 1200

Chicago, Illinois 60601

Coates International, Ltd.	Date: __________________

Attn: George Coates

2100 Highway 34 & Ridgewood Road

Wall Township, New Jersey 07719

LENDER CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Coates International, Ltd., a Delaware corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by the Borrower in favor of the Lender on April 2, 2014 (the “Note”), that the Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of the Borrower as of the date of conversion specified below. Said conversion shall be based on the Lender Conversion Price set forth below. In the event of a conflict between this Lender Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Lender in its sole discretion, the Lender may provide a new form of Lender Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A. Date of Conversion: ____________

B. Lender Conversion #: ____________

C. Conversion Amount: ____________

D. Lender Conversion Price: _______________

E. Lender Conversion Shares: _______________ (C divided by D)

F. Remaining Outstanding Balance of Note: ____________*

G. Remaining balance of Buyer Note(s): ____________*

H. Outstanding Balance of Note net of balance of Buyer Note(s): ____________* (F minus G)

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Agreement).

The Conversion Amount converted hereunder shall be deducted from the following Conversion Eligible Tranche(s):

Conversion Amount	Tranche No.

Please transfer the Lender Conversion Shares electronically (via DWAC) to the following account:

Broker: ____________________________________      Address:_____________________

DTC#: _____________________________________

Account #: _________________________________

Account Name: ______________________________

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To the extent the Lender Conversion Shares are not able to be delivered to the Lender electronically via the DWAC system, please deliver all such certificated shares to the Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

Sincerely,

Lender: Typenex Co-Investment, LLC

By:	Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

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 EXHIBIT B

Coates International, Ltd.

2100 Highway 34 & Ridgewood Road

Wall Township, New Jersey 07719

Typenex Co-Investment, LLC	Date:_____________

Attn: John Fife

303 E. Wacker Dr., Suite 1200

Chicago, IL 60657

 INSTALLMENT NOTICE

The above-captioned Borrower hereby gives notice to Typenex Co-Investment, LLC, a Utah limited liability company (the “Lender”), pursuant to that certain Secured Convertible Promissory Note made by the Borrower in favor of the Lender on April 2, 2014 (the “Note”), of certain Borrower elections and certifications related to payment of the Installment Amount of $_________________ due on ___________, 201_ (the “Installment Date”). In the event of a conflict between this Installment Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Lender in its sole discretion, the Lender may provide a new form of Installment Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

INSTALLMENT CONVERSION AND CERTIFICATIONS

AS OF THE INSTALLMENT DATE

A.	INSTALLMENT CONVERSION

A.	Installment Date: ____________, 201_
B.	Installment Amount: ____________
C.	Portion of Installment Amount Borrower elected to pay in cash: ____________
D.	Portion of Installment Amount to be converted into Common Stock: ____________ (B minus C)
E.	Installment Conversion Price: _______________ (lower of (i) Lender Conversion Price in effect and (ii) Market Price as of Installment Date)
F.	Installment Conversion Shares: _______________ (D divided by E)
G.	Remaining Outstanding Balance of Note: ____________ *
H.	Remaining balance of Buyer Note(s): ____________*
I.	Outstanding Balance of Note net of balance of Buyer Note(s): ____________* (G minus H)

B.	EQUITY CONDITIONS CERTIFICATION

1.	Market Capitalization of the Common Stock:________________

(Check One)

2.	_________The Borrower hereby certifies that no Equity Conditions Failure exists as of the Installment Date.

3.	_________The Borrower hereby gives notice that an Equity Conditions Failure has occurred and requests a waiver from the Lender with respect thereto. The Equity Conditions Failure is as follows:

______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

Sincerely,

Borrower: Coates International, Ltd.

By:
Name:
Title:

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EXHIBIT C

Typenex Co-Investment, LLC

303 East Wacker Drive, Suite 1200

Chicago, Illinois 60601

Coates International, Ltd.	Date: _____________
2100 Highway 34 & Ridgewood Road
Wall Township, New Jersey 07719

TRUE-UP NOTICE

The above-captioned Lender hereby gives notice to Coates International, Ltd., a Delaware corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by the Borrower in favor of the Lender on April 2, 2014 (the “Note”), of True-Up Conversion Shares related to _____________, 201_ (the “Installment Date”). In the event of a conflict between this True-Up Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Lender in its sole discretion, the Lender may provide a new form of True-Up Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

TRUE-UP CONVERSION SHARES AND CERTIFICATIONS

AS OF THE TRUE-UP DATE

1.	TRUE-UP CONVERSION SHARES

A.	Installment Date: ____________, 201_
B.	True-Up Date: ____________, 201_
C.	Portion of Installment Amount converted into Common Stock: _____________
D.	True-Up Conversion Price: _______________ (lower of (i) Lender Conversion Price in effect and (ii) Market Price as of True-Up Date)

A.	True-Up Conversion Shares: _______________ (C divided by D)
B.	Installment Conversion Shares delivered: ________________
C.	True-Up Conversion Shares to be delivered: ________________ (only applicable if D minus E is greater than zero)
D.	Installment Conversion Shares to be retained by the Lender because of a Payment Default: _________________ (only applicable if D minus E is less than zero and a Payment Default has occurred)

1.	EQUITY CONDITIONS CERTIFICATION

A.	Market Capitalization of the Common Stock:________________

(Check One)

B.	_________The Borrower hereby certifies that no Equity Conditions Failure exists as of the applicable True-Up Date.

C.	_________The Borrower hereby gives notice that an Equity Conditions Failure has occurred and requests a waiver from the Lender with respect thereto. The Equity Conditions Failure is as follows:

______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

Sincerely,

Lender: Typenex Co-Investment, LLC

By:	Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

ACKNOWLEDGED AND CERTIFIED BY:

Borrower: Coates International, Ltd.

By:
Name:
Title:

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